UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street Suite 300 Philadelphia, PA 19106 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) approved and adopted the Five Below, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) and a related, irrevocable grantor trust (the “Trust”), effective July 1, 2021. The Plan was adopted to allow management or highly compensated employees to defer compensation in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). All of the Company’s executive officers will be eligible to participate in the Plan.

Payments under the Plan will be made from the general assets of the Company or from the assets of the Trust. The Company is not required to fund the Trust, but once funded, assets of the Trust would only be used to pay benefits under the Plan and expenses of the Trust. However, in the event of the Company’s insolvency, the assets of the Trust would be subject to the claims of the Company’s general creditors.

A Plan participant may elect to defer into the Plan up to eighty-percent (80%) of his or her annual base salary and annual bonus. In addition, 100% of amounts refunded from the Company’s 401(k) plan as a result of certain Code limits will be automatically deferred into the Plan. The Plan also permits (but does not require) the Company to make discretionary credits to participants’ Plan accounts. While all participant deferrals will be fully vested under the Plan, Company discretionary credits will be subject to five-year graded vesting, subject to accelerated vesting upon death, disability or attainment of age 65. Each participant’s deferred compensation account will be deemed invested in investment vehicles selected by the participant from a list made available by the Plan’s administrator from time to time. These investment alternatives will generally be mutual funds similar to those available under the Company’s 401(k) plan. Plan distributions will be made in a lump sum or annual installments at such times as elected by participants in accordance with the Plan’s terms.

The forgoing description is qualified in its entirety by reference to the Plan, its Adoption Agreement and the related Trust Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated into this Current Report on Form 8-K by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2021, Five Below, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 55,992,439 shares of the Company’s common stock were entitled to vote as of April 20, 2021, the record date for the Annual Meeting, of which 51,420,142 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1: Election of four Class III Directors to hold office until the 2024 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Dinesh S. Lathi	48,501,819	1,312,100	66,071	1,540,152
Richard L. Markee	47,699,703	2,115,057	65,230	1,540,152
Thomas G. Vellios	47,267,039	2,548,882	64,069	1,540,152
Zuhairah S. Washington	49,349,744	464,517	65,729	1,540,152

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.

For	Against	Abstentions	Broker Non-Votes
51,152,200	201,113	66,829	—

PROPOSAL 3: Approval on an advisory (non-binding) basis of the Company’s named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
33,104,637	15,524,321	1,251,032	1,540,152

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	The Five Below, Inc. Nonqualified Deferred Compensation Plan

10.2	The Five Below, Inc. Nonqualified Deferred Compensation Plan Adoption Agreement

10.3	Trust Agreement under the Five Below, Inc. Nonqualified Deferred Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: June 17, 2021	By:	/s/ Kenneth R. Bull
	Name:	Kenneth R. Bull
	Title:	Chief Financial Officer and Treasurer